As filed with the Securities and Exchange Commission on November 13, 2013

Registration No. 333-191062

Registration No. 333-191062-01

Registration No. 333-191062-02

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-3 REGISTRATION STATEMENT NO. 333-191062

FORM S-3 REGISTRATION STATEMENT NO. 333-191062-01

FORM S-3 REGISTRATION STATEMENT NO. 333-191062-02

UNDER

THE SECURITIES ACT OF 1933

INTERCONTINENTALEXCHANGE GROUP, INC.

*And the additional Registrant listed below

(Exact name of registrant as specified in its charter)

Delaware	46-2286804
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

INTERCONTINENTALEXCHANGE, INC.

*And the additional Registrant listed below

(Exact Name of Registrant as Specified in Its Charter)

Delaware	58-2555 670
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

2100 RiverEdge Parkway

Suite 500

Atlanta, GA 30328

(770) 857-4700

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Johnathan H. Short, Esq.

Andrew J. Surdykowski, Esq.

IntercontinentalExchange, Inc.

2100 RiverEdge Parkway

Suite 500

Atlanta, GA 30328

(770) 857-4700

(Name, address and telephone number of agent for service)

Copy to:

Catherine M. Clarkin, Esq.

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

(212) 558-4000

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to the above referenced registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Additional Registrant as Specified in Charter	State	I.R.S. Employer Identification No.	State or Other Jurisdiction of Incorporation or Organization
NYSE Euronext Holdings LLC (f/k/a Baseball Merger Sub, LLC)	Georgia	46-2794035	Delaware

Address, including Zip Code, and Telephone Number, including Area Code, of each additional Registrant’s Principal Executive Offices: 2100 RiverEdge Parkway, Suite 500, Atlanta, GA 30328 (770) 857-4700

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to Registration Statement No. 333-191062, originally filed with the SEC on September 9, 2013 by IntercontinentalExchange Group, Inc., a Delaware corporation (“ICE Group”), IntercontinentalExchange, Inc., a Delaware corporation (“ICE”), and NYSE Euronext Holdings LLC (formerly known as Baseball Merger Sub, LLC), a Delaware limited liability company (“NYSE Euronext Holdings”, together the “Registrants”) on Form S-3 (the “Registration Statement”).

On November 13, 2013, pursuant to an Amended and Restated Agreement and Plan of Merger, dated as of March 19, 2013 (the “Merger Agreement”), by and among NYSE Euronext, ICE, ICE Group, Braves Merger Sub, Inc. (“Braves Merger Sub”) and NYSE Euronext Holdings, Braves Merger Sub merged with and into ICE, with ICE surviving as a wholly-owned subsidiary of ICE Group (the “Merger”). As a result of the consummation of the transactions contemplated by the Merger Agreement, the Registrants have terminated all offerings of the Registrants’ securities pursuant to the Registration Statement. In accordance with an undertaking made by the Registrants in the Registration Statement to remove from registration by means of a post-effective amendment any securities which remain unsold at the termination of the offering, the Registrants hereby remove and withdraw from registration all securities of the Registrants registered pursuant to the Registration Statement that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of the filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this November 13, 2013.

INTERCONTINENTALEXCHANGE GROUP, INC.

By:	/s/ SCOTT A. HILL
Name:	Scott A. Hill
Title:	Senior Vice President and Chief Financial Officer

No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance on Rule 478 of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of the filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this November 13, 2013.

INTERCONTINENTALEXCHANGE, INC.

By:	/s/ SCOTT A. HILL
Name:	Scott A. Hill
Title:	Senior Vice President and Chief Financial Officer

No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance on Rule 478 of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of the filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this November 13, 2013.

NYSE EURONEXT HOLDINGS LLC

By:	/s/ JOHNATHAN H. SHORT
Name:	Johnathan H. Short
Title:	Manager

No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance on Rule 478 of the Securities Act of 1933, as amended.